Exhibit 99.1

First Advantage Reports Second Quarter 2023 Results

Board of Directors declares one-time special dividend

Second Quarter 2023 Highlights1

•
Generated Revenues of $185.3 million; Constant Currency Revenues were $186.4 million
•
Delivered Net Income of $9.8 million; Adjusted Net Income was $34.8 million
•
Produced Adjusted EBITDA of $56.0 million; Constant Currency Adjusted EBITDA was $56.1 million
•
Realized GAAP diluted net income per share of $0.07; Adjusted Diluted Earnings Per Share was $0.24
•
Achieved Cash Flows from Operations of $33.1 million
•
First Advantage’s Board of Directors declared a one-time special dividend of $1.50 per share, which represents a greater than 10% return of capital to shareholders

2023 Full-Year Guidance

•
Second quarter Revenues and Adjusted EBITDA results were in-line with expectations communicated during the first quarter 2023 earnings conference call. The full-year 2023 guidance ranges are unchanged. The Company expects results at the lower end of the guidance ranges given the current hiring environment and expectations that existing macroeconomic conditions and similar labor market trends will continue through the remainder of 2023 without significant changes.

ATLANTA, August 9, 2023 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening and verification solutions, today announced financial results for the second quarter ended June 30, 2023.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended June 30,
	2023	2022	Change
Revenues	$185.3	$201.6	(8.1)%
Income from operations	$17.6	$22.8	(22.6)%
Net income	$9.8	$14.2	(31.3)%
Net income margin	5.3%	7.1%	NA
Diluted net income per share	$0.07	$0.09	(22.2)%
Adjusted EBITDA[1]	$56.0	$60.8	(8.0)%
Adjusted EBITDA Margin[1]	30.2%	30.2%	NA
Adjusted Net Income[1]	$34.8	$38.0	(8.4)%
Adjusted Diluted Earnings Per Share[1]	$0.24	$0.25	(4.0)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“We achieved second quarter Revenues and Adjusted EBITDA results in-line with the expectations we communicated during our first quarter 2023 earnings conference call and delivered sequential improvement, with the Americas segment holding up relatively well given overall market conditions. Our ability to cross-sell and upsell solutions along with our flexible cost structure contributed to strong industry-leading Adjusted EBITDA Margins of 30.2% and robust operating cash flow of $33.1 million in the second quarter. Our well-capitalized balance sheet allows us to continue to invest in market-leading solutions that enable our customers to hire smarter and onboard faster,” said Scott Staples, Chief Executive Officer.

“We are committed to continuing our solid execution track record and deep focus on operational excellence. The U.S. labor markets continue to be broadly impacted by macroeconomic headwinds, as hiring activity trends remain at the more modest levels that began in December 2022. While we are reaffirming guidance today, we currently expect full-year 2023 results at the lower end of the guidance ranges. We remain focused on long-term opportunities to drive sustainable, profitable growth and generate strong operating cash flow, which enables us to create stakeholder value,” added Mr. Staples.

Balance Sheet and Liquidity

As of June 30, 2023, First Advantage had cash and cash equivalents of $399.1 million, short-term investments of $2.2 million, and total debt of $564.7 million, resulting in net debt of $163.4 million and a modest net leverage ratio of 0.7x. The Company also has full availability of $100 million under its revolving credit facility as of June 30, 2023. There are no principal debt payments due until 2027.

Cash Flow and Capital Allocation

During the second quarter of 2023, the Company generated $33.1 million of cash flow from operations and spent $7.0 million on purchases of property and equipment, including capitalized software development costs.

During the second quarter of 2023, the Company repurchased approximately 2.0 million shares of its common stock for an aggregate outlay of approximately $27.1 million under its $200 million share repurchase program. As of August 3, 2023, the Company has repurchased approximately 8.7 million shares for an aggregate outlay of approximately $114.5 million since the authorization of the share repurchase program. As of June 30, 2023, the Company had 145,193,679 shares of common stock outstanding.

Subsequent to June 30, 2023, First Advantage’s Board of Directors declared a one-time special dividend of $1.50 per share, which represents a greater than 10% return of capital to shareholders. The one-time special dividend is expected to be paid on August 31, 2023 to shareholders of record at the close of business on August 21, 2023.

“We remain committed to our capital allocation priorities to maximize shareholder value, including the return of capital through share repurchase and a one-time special dividend. The ability to execute on these strategic initiatives points to the strength of our balance sheet and robust liquidity position. Taking the one-time special dividend into account, our pro forma net leverage ratio remains industry-leading at approximately 1.6x. We continue to generate strong cash flow from operations, which provides a solid foundation for future growth initiatives and gives us ongoing flexibility to continue to pursue various capital allocation opportunities,” commented David Gamsey, EVP and Chief Financial Officer.

Full Year 2023 Guidance

The Company is reaffirming its previous full-year 2023 guidance ranges, expecting results at the lower end of the guidance ranges. This reflects the current hiring environment and expectations that existing macroeconomic conditions and similar labor market trends will continue through the remainder of 2023 without significant changes. Even after taking into account the one-time special dividend, which is expected to impact Adjusted Net Income and Adjusted Diluted Earnings Per Share by approximately ($2.7) million and ($0.02), respectively, as a result of lower interest income, these metrics are still expected to be within the lower end of the guidance ranges.

The following table summarizes our reaffirmed full-year 2023 guidance:

As of August 9, 2023
Revenues	$770 million – $810 million
Adjusted EBITDA[2]	$240 million – $255 million
Adjusted Net Income[2]	$145 million – $155 million
Adjusted Diluted Earnings Per Share[2]	$1.00 – $1.07

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted net income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full-year 2023 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its results today, August 9, 2023, at 8:30 a.m. ET.

To participate in the conference call, please dial (800) 225-9448 (domestic) or (203) 518-9708 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage second quarter 2023 earnings call or provide the conference code FAQ223. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4261843/54850299C5A120BBA65C225DED8019C5.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, uncertainty in financial markets (including as a result of recent bank failures and events affecting financial institutions), and the COVID-19 pandemic;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees), and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its approximately 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$399,050	$391,655
Restricted cash	136	141
Short-term investments	2,153	1,956
Accounts receivable (net of allowance for doubtful accounts of $1,568 and $1,348 at June 30, 2023 and December 31, 2022, respectively)	139,968	143,811
Prepaid expenses and other current assets	21,471	25,407
Income tax receivable	8,959	3,225
Total current assets	571,737	566,195
Property and equipment, net	93,265	113,529
Goodwill	793,582	793,080
Trade name, net	67,565	71,162
Customer lists, net	299,000	326,014
Deferred tax asset, net	2,473	2,422
Other assets	10,491	13,423
TOTAL ASSETS	$1,838,113	$1,885,825
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$51,930	$54,947
Accrued compensation	15,231	22,702
Accrued liabilities	15,661	16,400
Current portion of operating lease liability	5,594	4,957
Income tax payable	379	724
Deferred revenues	1,310	1,056
Total current liabilities	90,105	100,786
Long-term debt (net of deferred financing costs of $7,148 and $8,075 at June 30, 2023 and December 31, 2022, respectively)	557,576	556,649
Deferred tax liability, net	87,582	90,556
Operating lease liability, less current portion	5,730	7,879
Other liabilities	3,012	3,337
Total liabilities	744,005	759,207
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 145,193,679 and 148,732,603 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	145	149
Additional paid-in-capital	1,183,715	1,176,163
Accumulated deficit	(68,508)	(27,363)
Accumulated other comprehensive loss	(21,244)	(22,331)
Total equity	1,094,108	1,126,618
TOTAL LIABILITIES AND EQUITY	$1,838,113	$1,885,825

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended June 30,
(in thousands, except share and per share amounts)	2023	2022
REVENUES	$185,315	$201,561

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	92,997	100,292
Product and technology expense	12,643	12,946
Selling, general, and administrative expense	29,982	31,136
Depreciation and amortization	32,056	34,407
Total operating expenses	167,678	178,781
INCOME FROM OPERATIONS	17,637	22,780

OTHER EXPENSE, NET:
Interest expense, net	3,887	3,112
Total other expense, net	3,887	3,112
INCOME BEFORE PROVISION FOR INCOME TAXES	13,750	19,668
Provision for income taxes	3,968	5,432
NET INCOME	$9,782	$14,236

Foreign currency translation income (loss)	218	(11,319)
COMPREHENSIVE INCOME	$10,000	$2,917

NET INCOME	$9,782	$14,236
Basic net income per share	$0.07	$0.09
Diluted net income per share	$0.07	$0.09
Weighted average number of shares outstanding - basic	144,112,028	150,748,211
Weighted average number of shares outstanding - diluted	145,338,920	152,360,350

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,707	$27,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,922	68,441
Amortization of deferred financing costs	927	894
Bad debt expense (recovery)	138	(120)
Deferred taxes	(3,057)	3,773
Share-based compensation	5,659	3,802
Loss on foreign currency exchange rates	4	37
Loss on disposal of fixed assets and impairment of ROU assets	2,125	162
Change in fair value of interest rate swaps	(1,235)	(7,378)
Changes in operating assets and liabilities:
Accounts receivable	4,034	11,199
Prepaid expenses and other assets	5,335	38
Accounts payable	(3,035)	(2,748)
Accrued compensation and accrued liabilities	(8,847)	(8,780)
Deferred revenues	248	(272)
Operating lease liabilities	(460)	(596)
Other liabilities	304	557
Income taxes receivable and payable, net	(6,047)	154
Net cash provided by operating activities	71,722	96,412
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(19,044)
Purchases of property and equipment	(688)	(5,165)
Capitalized software development costs	(12,434)	(10,236)
Other investing activities	(196)	82
Net cash used in investing activities	(13,318)	(34,363)
CASH FLOWS FROM FINANCING ACTIVITIES
Share repurchases	(52,334)	—
Payments on finance lease obligations	(74)	(459)
Payments on deferred purchase agreements	(469)	(526)
Proceeds from issuance of common stock under share-based compensation plans	2,104	1,270
Net settlement of share-based compensation plan awards	(211)	(98)
Net cash (used in) provided by financing activities	(50,984)	187
Effect of exchange rate on cash, cash equivalents, and restricted cash	(30)	(2,546)
Increase in cash, cash equivalents, and restricted cash	7,390	59,690
Cash, cash equivalents, and restricted cash at beginning of period	391,796	292,790
Cash, cash equivalents, and restricted cash at end of period	$399,186	$352,480

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$13,797	$6,181
Cash paid for interest	$21,933	$10,191
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$73	$23
Excise taxes on share repurchases incurred but not paid	$522	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended June 30, 2023
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$162,682	$24,113	$(1,480)	$185,315
Foreign currency translation impact (a)	(26)	1,061	41	1,076
Constant currency revenues	$162,656	$25,174	$(1,439)	$186,391
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Three Months Ended June 30,
(in thousands, except percentages)	2023	2022
Net income	$9,782	$14,236
Interest expense, net	3,887	3,112
Provision for income taxes	3,968	5,432
Depreciation and amortization	32,056	34,407
Share-based compensation	3,601	1,943
Transaction and acquisition-related charges(a)	1,190	1,179
Integration, restructuring, and other charges(b)	1,487	525
Adjusted EBITDA	$55,971	$60,834
Revenues	185,315	201,561
Net income margin	5.3%	7.1%
Adjusted EBITDA Margin	30.2%	30.2%
Adjusted EBITDA	$55,971
Foreign currency translation impact (c)	145
Constant currency Adjusted EBITDA	$56,116
(a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The three months ended June 30, 2023 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(b)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(c)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended June 30,
(in thousands)	2023	2022
Net income	$9,782	$14,236
Provision for income taxes	3,968	5,432
Income before provision for income taxes	13,750	19,668
Debt-related charges(a)	33	(1,669)
Acquisition-related depreciation and amortization(b)	25,470	29,029
Share-based compensation	3,601	1,943
Transaction and acquisition-related charges(c)	1,190	1,179
Integration, restructuring, and other charges(d)	1,487	525
Adjusted Net Income before income tax effect	45,531	50,675
Less: Income tax effect(e)	10,705	12,669
Adjusted Net Income	$34,826	$38,006

	Three Months Ended June 30,
	2023	2022
Diluted net income per share (GAAP)	$0.07	$0.09
Adjusted Net Income adjustments per share
Income taxes	0.03	0.04
Debt-related charges(a)	0.00	(0.01)
Acquisition-related depreciation and amortization(b)	0.18	0.19
Share-based compensation	0.02	0.01
Transaction and acquisition related charges(c)	0.01	0.01
Integration, restructuring, and other charges(d)	0.01	0.00
Adjusted income taxes(e)	(0.07)	(0.08)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.24	$0.25

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	145,338,920	152,360,350
(a)
Represents non-cash interest expense related to the amortization of debt issuance costs for the Company’s First Lien Credit Facility. Beginning in 2022, this adjustment also includes the impact of the change in fair value of interest rate swaps. This adjustment, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps, was added as a result of the increased interest rate volatility observed in 2022.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The three months ended June 30, 2023 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(d)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(e)
Effective tax rates of approximately 23.5% and 25.0% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended June 30, 2023 and 2022, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $11.0 million for federal income tax purposes available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we may pay for federal income taxes differs significantly from the effective income tax rate computed in accordance with GAAP and from the normalized rates shown above.